As filed with the Securities and Exchange Commission on September 9, 1996.
                                                       Registration No. 333-____

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  Form S-3
                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933


                        MENTOR GRAPHICS CORPORATION
             (Exact name of registrant as specified in charter)


            OREGON                                         93-0786033
(State or other jurisdiction                              (IRS Employer
of incorporation or organization)                       Identification No.)

                           8005 SW Boeckman Road
                       Wilsonville, Oregon 97070-7777
                               (503) 685-7000
            (Address, including zip code, and telephone number,
            including area code, of Principal Executive Offices)


                               DEAN M. FREED
                     Vice President and General Counsel
                        Mentor Graphics Corporation
                           8005 SW Boeckman Road
                       Wilsonville, Oregon 97070-7777
                  (Name and address of agent for service)

 Telephone number, including area code, of agent for service: (503) 685-7000

                                  Copy to:

                             STUART W. CHESTLER
                              Stoel Rives LLP
                            900 SW Fifth Avenue
                        Portland, Oregon 97204-1268

                Approximate date of commencement of proposed
              sale to the public: As soon as practicable after
               this registration statement becomes effective.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with a dividend or interest reinvestment plan, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
__________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                      CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------
                                                  Proposed         Proposed
                                                  Maximum          Maximum
                             Amount               Offering         Aggregate
Title of Securities          to Be                Price Per        Offering          Amount of
to Be Registered             Registered           Share(1)         Price(1)          Registration Fee
- ------------------------------------------------------------------------------------------------------
Common Stock, without
par value                    2,133,448 Shares     $13.6875         $29,201,570       $10,070

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. The calculation of the registration fee is based on $13.6875 per share, which was the average of the high and low prices of the Common Stock on September 5, 1996 as reported in The Wall Street Journal for NASDAQ National Market Issues.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

PROSPECTUS

                        MENTOR GRAPHICS CORPORATION

                      2,133,448 Shares of Common Stock
                            (without par value)


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Common Stock of Mentor Graphics Corporation ("the Company") offered hereby (the "Shares") may be sold by certain shareholders of the Company (the "Selling Shareholders"). The Company will not receive any of the proceeds from the offering.

     The Common Stock of the Company is traded over-the-counter in the NASDAQ National Market System. On __________, 1996, the closing price for the Common Stock as reported in The Wall Street Journal was $_______ per share.

     The Shares may be offered or sold from time to time by the Selling Shareholders at market prices then prevailing, in negotiated transactions or otherwise. Brokers or dealers will receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to the sale. See "PLAN OF DISTRIBUTION."

     SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR A DISCUSSION OF CERTAIN RISKS RELATED TO AN INVESTMENT IN THE COMMON STOCK.

                            -------------------

         No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus. This Prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made.

                            -------------------

         Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as to which information has been given herein.

                            -------------------

              The date of this Prospectus is __________, 1996.

                                THE COMPANY

     Mentor Graphics Corporation (the "Company"), an Oregon corporation organized in 1981, is headquartered in Wilsonville, Oregon. The Company's common stock is traded on the NASDAQ National Market System under the symbol MENT. The Company designs, manufactures, markets and supports electronic design automation ("EDA") software for the integrated circuit and systems design markets. The address of the principal executive offices of the Company is 8005 SW Boeckman Road, Wilsonville, Oregon 97070-7777. The Company's telephone number is (503) 685-7000.

                           AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files periodic reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements, and other information concerning the Company may be inspected and copies may be obtained at prescribed rates at the offices of the SEC, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, as well as at the following regional offices: 7 World Trade Center, 13th Floor, New York, New York 10048; and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Company has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, with respect to the securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and the exhibits thereto, which are available for inspection at no fee at the public reference section of the SEC at its principal office at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549. The SEC also maintains a site on the World Wide Web that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request to Dean M. Freed, Vice President and General Counsel, 8005 SW Boeckman Road, Wilsonville, Oregon 97070-7777, (503) 685-7000, copies of any and all of the information that has been incorporated by reference into this Prospectus, other than exhibits to such information unless such exhibits are specifically incorporated by reference therein. The information relating to the Company contained in this Prospectus does not purport to be comprehensive and should be read together with the information contained in the documents or portions of documents incorporated by reference into this Prospectus.

                                RISK FACTORS

     Competition. The EDA industry is highly competitive and has been characterized by rapid technological advances in application software, operating systems and hardware. Some of the Company's competitors and potential competitors may have greater name recognition, more extensive engineering, manufacturing and marketing capabilities and greater financial, technological and personnel resources than the Company. There can be no assurance that the Company will have the financial resources, marketing, distribution and service capability, depth of key personnel or technological knowledge to compete successfully in the EDA market in the future. The primary competitors for the Company's products are Cadence Design Systems, Inc., Synopsys, Inc., Viewlogic Systems, Inc., COMPASS Design Automation, Inc., Zuken-Redac, Intergraph Corporation and numerous small companies. The EDA industry has become increasingly competitive and the Company's results may be adversely affected by the actions of existing or future competitors. Such actions may include the development or acquisition of new technologies, the introduction of new products, the assertion by third parties of patent or similar intellectual property rights, and the reduction of prices by competitors to gain or retain market share. Industry consolidation or alliances may also affect the competitive environment. In particular, competitive pressures from existing or new competitors who offer lower prices or introduce new products could result in delayed or deferred purchasing decisions by potential customers and price reductions, both of which would adversely affect the Company's sales and operating margins.

     Key Personnel. The success of the Company depends on its ability to attract and retain qualified technical, managerial, sales and marketing personnel. Competition for such personnel is intense in the software industry and there can be no assurance that the Company will be successful in retaining its key technical, sales and marketing employees or that it can attract, assimilate or retain other qualified technical, managerial, sales and marketing personnel in the future. If the Company is unable to hire the necessary technical personnel, the development of new products could be impaired. In addition, if the Company is unable to retain qualified sales personnel, sales of its products would be negatively affected.

     Acquisition Strategy. Acquisitions of complementary businesses are an integral part of the Company's overall business strategy. The Company has recently consummated acquisitions of several companies. The Company continually evaluates potential acquisition and investment opportunities. There can be no assurance that products, technologies and businesses of acquired companies, or the technical and sales personnel of such companies, will be effectively assimilated with those of the Company. In addition, the Company may incur significant expenses to complete acquisitions and investments and to support the acquired products, technologies or businesses. There can be no assurance that any acquired products, technologies or businesses will contribute to the Company's revenues or earnings to any material extent. Furthermore, the challenge of managing the integration of multiple companies simultaneously is significant, and there can be no assurance that the Company will be able to manage such integration successfully.

     Technological Change. The market for the Company's products is characterized by rapidly changing technology, evolving industry standards, and frequent introductions of new products and product enhancements. The Company's success will depend upon its continued ability to enhance its existing products, to introduce new products on a timely and cost-effective basis to meet evolving customer requirements, to achieve market acceptance for new product offerings, and to respond to emerging industry standards and other technological changes. There can be no assurance that the Company will be successful in developing new products or enhancing its existing products or that such new or enhanced products will receive market acceptance.

     Product Protection and Intellectual Property. The Company currently relies upon a combination of patents, copyrights, trademarks and trade secret laws to establish and protect its proprietary rights in its products. The Company maintains as proprietary the software and other portions of the technology incorporated in its products. The Company has been issued and has applied for patents in the United States on various aspects of its products. There can be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate to prevent misappropriation of its technology or that the Company's competitors will not independently develop technologies that are substantially equivalent or superior to the Company's technology In addition, the laws of some foreign countries do not protect the Company's proprietary rights to the same extent as do the laws of the United States. No assurance can be given that any patents currently held or issued to the Company in the future will not be challenged, invalidated or circumvented or that the rights granted thereunder will provide competitive advantages.

     History of Losses; Repeated Restructuring Charges. Although the Company was profitable in 1994 and 1995, in the years ended December 31, 1993, 1992, and 1991, the Company incurred net losses of $32,073,000, $50,861,000, and $61,613,000, respectively, including restructuring charges of $24,800,000, $12,900,000, and $27,100,000, respectively. The 1993 restructuring charge related to a restructuring plan approved in December 1993 aimed at reducing operating expenses by streamlining and reorganizing Company operations. The 1992 and 1991 restructuring charge related to restructuring plans aimed at improving the Company's focus on its core businesses of integrated circuit design and electronic systems design. There can be no assurance as to the Company's ability to avoid future restructuring charges or to achieve sustained profitability.

     Possible Volatility of Stock Price. The market price of the Company's Common Stock may be subject to wide fluctuations in response to quarter-to-quarter variations in operating results, changes in earnings estimates by analysts, announcements of technological innovations or new products by the Company or its competitors, general conditions in the software and computer industries and other events or factors. In addition, the stocks of many technology companies have experienced extreme price and volume fluctuations which have often been unrelated to the companies' operating performance. Such market fluctuations, as well as general economic, political and market conditions, may adversely affect the market price of the Company's Common Stock.

                            SELLING SHAREHOLDERS

     The Selling Shareholders are all former shareholders of Interconnectix, Inc., who acquired the Shares offered hereby in connection with the merger of Interconnectix, Inc. with I Acquisition Sub, Inc., a wholly-owned subsidiary of the Company. Many of the Selling Shareholders are now employees of the Company. No Selling Shareholder is an officer or director of the Company. The following table sets forth certain information provided to the Company by the Selling Shareholders.


                                                          Shares of Common
                                                         Stock beneficially           Common Stock
       Name of                                               owned as of            offered by this
Selling Shareholder                                        August 31, 1996             Prospectus
- -------------------                                       -----------------           -----------
David T. Barnes                                                 2,247                     2,247
Jacob Ben-Meir                                                 63,259(1)                 53,844
The Brentwood Group, Ltd.                                       2,262                     2,012
Steven K. Chu                                                   1,754                     1,254
Design Solutions, Inc.                                         90,279                    90,279
Patrick Fortner                                                34,777(2)                 30,595
Scott Gibson                                                    6,874                     3,824
Kenneth D. Giles                                                1,549                     1,549
Institutional Venture Management V                              7,893                     7,893
Institutional Venture Partners V                              434,751                   434,751
Harvey C. Jones                                                14,263(3)                  9,401
Alexander Khainson                                              1,509                     1,509
Richard M. Maiero                                               8,152                     8,152
Mayfield Associates                                            17,705                    17,705
Mayfield VI                                                   424,938                   424,938
Jonathan C. Morris                                              1,143                     1,143
Oak Investment Partners V,
  Limited Partnership                                         456,459                   456,459
Oak V Affiliates Fund, Limited Partnership                     10,267                    10,267
Carol Peters and L. Michael Smith, JTWROS                       3,290                     3,290
Sanjeev Qazi                                                    1,231                     1,231
Gary Schrader                                                      40                        40
Kevin Simpson                                                  35,338(4)                 30,595

                                                          Shares of Common
                                                         Stock beneficially           Common Stock
       Name of                                               owned as of            offered by this
Selling Shareholder                                        August 31, 1996             Prospectus
- -------------------                                       -----------------           -----------
Gerald Taylor                                                       939                       939
Technology Research Group                                         7,685                     7,685
U.S. Bancorp Capital Corporation                                442,644                   442,644
Jonathan Weiss                                                  100,174(5)                 86,250
Teoman M. Yatman                                                  2,952                     2,952
- ---------------

(1)   Includes 8,415 shares subject to exercisable options.
(2)   Includes 4,182 shares subject to exercisable options.
(3)   Includes 4,862 shares subject to exercisable options.
(4)   Includes 4,743 shares subject to exercisable options.
(5)   Includes 13,924 shares subject to exercisable options.

                            PLAN OF DISTRIBUTION

     The Shares may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following methods: (a) block trades in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
(b) purchases by a broker or dealer as principal, in a market maker capacity or otherwise, and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Shareholders in amounts to be negotiated immediately prior to the sale. The Selling Shareholders, such brokers or dealers, and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 (the "Act") in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Act may be sold under Rule 144 rather than pursuant to this Prospectus.

     Upon the Company being notified by a Selling Shareholder that any material arrangement has been entered into with a broker or dealer for the sale of Shares through a block trade or any other purchase by a broker or dealer as principal, other than a purchase as a market maker in an ordinary trading transaction, a supplemented prospectus will be filed, if required, pursuant to Rule 424 under the Act, disclosing (i) the name of such

Selling Shareholder and of the participating brokers or dealers, (ii) the number of Shares involved, (iii) the price at which such Shares will be sold, (iv) the commission paid or discounts or concessions allowed to such brokers or dealers, where applicable, (v) that such brokers or dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, and (vi) other facts material to the transaction.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the SEC are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, SEC File No. 0-13442.

     2. The Company's Current Report on Form 8-K dated January 31, 1996, as amended by Form 8-K/A Amendment No. 1 dated April 24, 1996.

     3. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996.

     4. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission under section 12 of the Securities Exchange Act of 1934, as amended.

     All reports and other documents subsequently filed by the Company pursuant to sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

                                  EXPERTS

     The consolidated financial statements and related schedules and the supplemental consolidated financial statements of Mentor Graphics Corporation and subsidiaries as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, have been incorporated by reference herein and included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 or the Company's Current Report on Form 8-K/A Amendment No. 1 dated April 24, 1996, in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The reports of KPMG Peat Marwick LLP covering the December 31, 1995 financial statements and supplemental financial statements refer to a change in the method of accounting for certain debt and equity securities and income taxes. To the extent that KPMG Peat Marwick LLP audits and reports on financial statements of Mentor Graphics Corporation issued at future dates, and consents to the use of their reports thereon, such financial statements also will be incorporated by reference herein in reliance upon their reports and said authority.

     The consolidated financial statements of Microtec Research, Inc. and subsidiaries as of March 31, 1995 and 1994, and for each of the three years in the period ended March 31, 1995, which are incorporated by reference in this Prospectus from the Company's Current Report on Form 8-K dated January 31,1996, have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report incorporated by reference herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  PART II

                 INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.
          --------------------------------------------

     All expenses in connection with the issuance and distribution of the securities being registered will be paid by the Company. The following is an itemized statement of these expenses:

          Registration fee...................................    $10,070

          Legal fees.........................................      1,500*

          Accounting Fees....................................        500*

          Miscellaneous......................................        100*
                                                                  ------

                   Total.....................................    $12,170*
                                                                  ======
          --------------------
          *Estimated

Item 15.  Indemnification of Directors and Officers.
          ------------------------------------------

     Article V of the Company's Bylaws indemnifies directors and officers to the fullest extent permitted by the Oregon Business Corporation Act
(Act). The effects of Article V are summarized as follows:

     (a) The Article grants a right of indemnification in respect of any action, suit, or proceeding (other than an action by or in the right of the Company) against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred, if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, was not adjudged liable on the basis of receipt of an improper personal benefit and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or plea of nolo contendere does not, of itself, create a presumption that the person did not meet the required standards of conduct.

     (b) The Article grants a right of indemnification in respect of any action or suit by or in the right of the Company against the expenses (including attorneys' fees) actually and reasonably incurred if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, except that no right of indemnification will be granted if the person is adjudged to be liable to the Company.

     (c) Every person who has been wholly successful on the merits of a controversy described in (a) or (b) above is entitled to indemnification as a matter of right.

     (d) The Company is required to promptly indemnify a director or officer unless it is determined by a majority of disinterested directors or by independent counsel that the person's actions did not meet the relevant standard for indemnification. If the disinterested directors or independent counsel determine that the indemnification is not required, the person seeking indemnification may petition a court for an independent determination. In any court action, the Company will have the burden of proving that indemnification would not be proper. Neither the disinterested directors' failure to make a determination regarding indemnification for the claim nor an actual determination that the person failed to meet the applicable standard will be a defense to such action or create a presumption that the person is not entitled to indemnification.

     (e) The Company will advance to a director or officer the expenses incurred in defending any action, suit or proceeding in advance of its final disposition if the director or officer affirms in good faith the he or she is entitled to indemnification and undertakes to repay any amount advanced if it is determined by a court that the person is not entitled to indemnification.

     (f) The Company may obtain insurance for the protection of its directors and officers against any liability asserted against them in their official capacities.

     The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of shareholders or directors, or otherwise.

     The Company has also entered into Indemnity Agreements with all directors and officers. While the Indemnity Agreements in large part incorporate the indemnification provisions of the Act as described above, they vary from the Act in several respects. The Indemnity Agreements obligate the Company to provide the maximum indemnification protection allowed under Oregon law, which is intended to provide indemnification broader than that expressly authorized by the Act. The most significant effect of the Indemnity Agreements is to add indemnification for judgments and settlements of derivative lawsuits to the fullest extent permitted by law as may be limited by public policy considerations applied by the courts.

Item 16.  Exhibits.
          ---------

     4A. Restated Articles of Incorporation of the Company, as amended. Incorporated by reference to Exhibit 4A to the Company's Registration Statement on Form S-3 (Registration No. 33-23024).

     4B. Bylaws of the Company. Incorporated by reference to Exhibit 4B to the Company's Registration Statement on Form S-3 (Registration No. 33- 56759).

     5.   Opinion of Counsel.

     23A. Consent of KPMG Peat Marwick LLP.

     23B. Consent of Deloitte & Touche LLP.

     24.  Powers of Attorney.

Item 17.  Undertakings.
          -------------

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each new post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilsonville, State of Oregon, on September 6, 1996.

                                       MENTOR GRAPHICS CORPORATION


                                       By DEAN M. FREED
                                          ---------------------------------
                                          Dean M. Freed
                                          Vice President and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 6th day of September, 1996.

                  Signature                                    Title
                  ---------                                    -----

(1)     Principal Executive Officer:

        *WALDEN C. RHINES                            President, Chief Executive
        ------------------------------------         Officer, and Director
          Walden C. Rhines

(2)     Principal Financial Officer:

       *R. DOUGLAS NORBY                             Senior Vice President and
        ------------------------------------         Chief Financial Officer
        R. Douglas Norby

(3)     Principal Accounting Officer:

       *RICHARD TREBING                               Corporate Controller and
        ------------------------------------          Chief Accounting Officer
        Richard Trebing

(4)     Directors:

       *MARSHA B. CONGDON                             Director
        ------------------------------------
        Marsha B. Congdon

       *JAMES R. FIEBIGER                             Director
        ------------------------------------
        James R. Fiebiger

       *DAVID A. HODGES                               Director
        ------------------------------------
        David A. Hodges

       *FONTAINE K. RICHARDSON                        Director
        ------------------------------------
        Fontaine K. Richardson

       *JON A. SHIRLEY                                Director
        ------------------------------------
        Jon A. Shirley


      *By DEAN M. FREED
        ------------------------------------
          Dean M. Freed, Attorney-in-Fact

                               EXHIBIT INDEX

Exhibit
Number      Document Description
- ------      --------------------

   4A. Restated Articles of Incorporation of the Company, as amended. Incorporated by reference to Exhibit 4A to the Company's Registration Statement on Form S-3 (Registration No. 33-23024).

   4B. Bylaws of the Company. Incorporated by reference to Exhibit 4B to the Company's Registration Statement on Form S-3 (Registration
            No. 33-56759).

     5.     Opinion of Counsel.

 23A.       Consent of KPMG Peat Marwick LLP.

 23B.       Consent of Deloitte & Touche LLP.

   24.      Powers of Attorney.